UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Kayne Anderson Energy Development Company
(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-4991752

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, Suite 4550, Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number pursuant to which this form relates:	Not yet assigned

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated by reference herein is the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on June 8, 2006, and as subsequently amended (the “Form N-2 Registration Statement”).
Item 2. EXHIBITS.
2	(a)	(1) Articles of Incorporation of the Registrant*

(2) Articles of Amendment and Restatement**

	(b)	(1) Bylaws of Registrant*

(2) Amended and Restated Bylaws of Registrant**

	(d)	Form of Stock Certificate**

	(e)	Form of Dividend Reinvestment Plan**

	(h)	Form of Underwriting Agreement**
*	Incorporated by reference herein to the identically numbered exhibit to Registrant’s Form N-2 Registration Statement.

**	To be filed by amendment.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
By:	/s/ David J. Shladovsky
Name:	David J. Shladovsky
Title:	Director
Date:	June 8, 2006